As filed with the Securities and Exchange Commission on March 29, 2005
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              TASTY BAKING COMPANY
             (Exact name of registrant as specified in its charter)

Pennsylvania                                                          23-1145880
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)


                            2801 Hunting Park Avenue
                        Philadelphia, Pennsylvania 19129
                                 (215) 221-8500

                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

         TASTY BAKING COMPANY 401(k) AND COMPANY FUNDED RETIREMENT PLAN
                             AS AMENDED AND RESTATED
                            (Full title of the Plan)

                                Charles P. Pizzi
                      President and Chief Executive Officer
                              Tasty Baking Company
                            2801 Hunting Park Avenue
                        Philadelphia, Pennsylvania 19129
                                 (215) 221-8500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

Eric D. Schoenborn, Esquire                   General Counsel
Stradley, Ronon, Stevens & Young, LLP         Tasty Baking Company
Woodland Falls Corporate Park                 2801 Hunting Park Avenue
200 Lake Drive East, Suite 100                Philadelphia, Pennsylvania  19129
Cherry Hill, New Jersey  08002
                                            __________________________

----------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------

                                           Amount to be      Proposed maximum      Proposed maximum     Amount of
 Title of securities to be registered     registered(1)     offering price per     aggregate offering   registration
                                                                   Share           price (3)            fee
----------------------------------------- --------------- ------------------- ---- -------------------- --------------
Common Stock, $.50 par value per share   250,000 shares        $ 8.18        (2)      $2,045,000           $241
----------------------------------------- --------------- ------------------- ---- -------------------- --------------

(1) Such additional, indeterminable number of shares that may be issuable by reason of the anti-dilution provisions of the Tasty Baking Company 401(k) and Company Funded Retirement Plan, as amended and restated (the "Plan") are hereby registered. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Pursuant to Rule 457(h)(1) and (c) of the Securities Act of 1933, based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on March 28, 2005.

(3)  Estimated solely for the purpose of determining the registration fee.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                  As used in this Registration Statement, unless the context otherwise requires, the term the "Company" means Tasty Baking Company and its subsidiaries, and the term the "Plan" shall mean the Tasty Baking Company 401(k) and Company Funded Retirement Plan, as amended and restated effective March 27, 2005 (formerly the Tasty Baking Company 401(k) Thrift Plan).

Item 3.  Incorporation of Documents by Reference.

                  The following documents, previously filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2004;

         (b) the Plan's Annual Report on Form 11-K for the fiscal year ended December 27, 2003;

         (c) all other reports filed by the Company or the Plan pursuant to
         Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal years covered by the annual reports referred to above; and

         (d) the description of the Company's common stock, par value $.50 per share ("Common Stock"), contained in the Company's Registration Statement on Form 8-A/A filed with the Commission on July 27, 2001, and description of the Company's Common Stock Purchase rights ("Rights") contained in the Company's Registration Statement on Form 8-A/A filed with the Commission on August 25, 2003, including any amendments or reports filed for the purpose of updating such descriptions.

                  All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

                  The Pennsylvania Business Corporation Law generally provides that a company shall have power to indemnify its officers, directors and other parties acting on behalf of the company if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the company, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was unlawful. Sections 1 and 2 of Article VII of the Company's Bylaws provide for mandatory indemnification in such circumstances. Under Section 3 of Article VII, an independent determination of disinterested directors, legal counsel or shareholders of the Company will determine whether the person is entitled to indemnification under Sections 1 and 2. In addition, Section 5 of Article VII of the Bylaws provides for advancement of expenses in advance of the final disposition of any action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under Sections 1, 2 and 4 of Article VII, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

                  The Pennsylvania Business Corporation Law also permits a corporation to include in its bylaws, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law; provided; however, indemnification shall not be permitted in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 4 of Article VII of the Company's Bylaws generally provides for mandatory indemnification of officers and directors acting on behalf of the Company, except that indemnification shall not be permitted under the Bylaws in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Indemnification under Section 4 will be provided without the independent determination required by Section 3 as described above (e.g., independent determination that director or officer acted in good faith and in a manner reasonably believed to be in the best interest of the Company). The Company also has entered into an Indemnification Agreement with each of the directors of the Company. The Indemnification Agreements provide substantially the same scope of indemnification as provided under Section 4, Article VII of the By-Laws, except that under the Indemnification Agreements there is a minimal amount ($1,000) for which the Company will not be responsible to provide indemnification, and the Company will not be required to provide indemnification in respect of any violation of the provisions of Section 16(b) of the 1934 Act. The Indemnification Agreements are direct contractual obligations of the Company in favor of the directors. Therefore, in the event that the By-Laws are subsequently changed to reduce the scope of indemnification, directors with Indemnification Agreements will not be affected by such changes. In addition, as with indemnification under Section 4 of Article VII of the By-Laws, no independent determination of entitlement to indemnification will be required under the terms of the Indemnification Agreements.

                  In addition, the Company maintains directors and officers liability insurance under which its directors and officers are insured against certain liabilities that may be incurred by them in their capacities as such.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

                 The Company will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

         (a) Exhibits:

                  23.1     Consent of Mitchell & Titus, LLP

                  23.2     Consent of PricewaterhouseCoopers LLP.

                  24.1 Power of Attorney (included in signature page on page II-4 herein).

Item 9.  Undertakings.

                  (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act
of 1933, as amended ("1933 Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, That paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Tasty Baking Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on March 29, 2005.

                                        TASTY BAKING COMPANY


                                        By:  /s/ Charles P. Pizzi
                                            ------------------------------
                                            Charles P. Pizzi, President
                                            and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Each person whose signature appears below constitutes and appoints Charles P. Pizzi and David S. Marberger, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Name                                   Title                              Date
/s/ James E. Ksansnak         Chairman of the Board and Director       March 29, 2005
      James E. Ksansnak

/s/ Charles P. Pizzi          President, Chief Executive Officer
      Charles P. Pizzi        and Director                             March 29, 2005
                              (Principal Executive Officer)

/s/ David S. Marberger        Senior Vice President, Chief Financial
      David S. Marberger      Officer and Chief Accounting Officer     March 29, 2005
                              (Principal Financial Officer and
                              Principal Accounting Officer)

/s/ Fred C. Aldridge, Jr.     Director
      Fred C. Aldridge, Jr.                                            March 29, 2005


/s/ Philip J. Baur, Jr.       Director
      Philip J. Baur, Jr.                                              March 29, 2005


/s/ Ronald J. Kozich          Director
      Ronald J. Kozich                                                 March 29, 2005


/s/ Judith M. von Seldeneck   Director
      Judith M. von Seldeneck                                          March 29, 2005


/s/ David J. West             Director
      David J. West                                                    March 29, 2005


                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on March 29, 2005.



                                    TASTY BAKING COMPANY 401(k) AND
                                    COMPANY FUNDED RETIREMENT PLAN

                                    By:  Tasty Baking Company,
                                             as Plan Administrator



                                    By:  /s/ Charles P. Pizzi
                                         ---------------------------
                                         Charles P. Pizzi
                                         President and Chief Executive Officer



                                  EXHIBIT INDEX

 Exhibit #   Description

     23.1    Consent of Mitchell & Titus, LLP

     23.2    Consent of PricewaterhouseCoopers LLP.

     24.1    Power of Attorney (included in signature page on page II-4 herein).